SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                 October 1, 2005

                           AMERICANA PUBLISHING, INC.
               (Exact Name of Registrant as Specified in Charter)


             Colorado                    000-25783            84-1453702
   (State or other jurisdiction         (Commission          (IRS Employer
         of incorporation)             File Number)       Identification No.)


  303 San Mateo NE, Suite 104A, Albuquerque, New Mexico               87108
        (Address of principal executive offices)                    (Zip code)

   Registrant's telephone number, including area code:            (505) 265-6121

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     // Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     // Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     // Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     // Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accellerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.


Security Agreement


     On October 7, 2005 Americana Publishing, Inc. (the "Company") was notified by Langsam Borenstein Partnership ("Langsam") that the Company had defaulted under the terms of that certain Security Agreement and Power of Attorney, dated April 19, 2002, and attached as Exhibit 10.1 to the Company's Annual Report on Form 10-KSB/A as filed with the U.S. Securities and Exchange Commission on October 24, 2003. Pursuant to the Agreement we granted Langsam a security interest in our asssets, including our receivables. Langsam declared this asset-based factoring line of credit to be in default as of July 1, 2005, and has since requested and has authorized management to have liquidated the remaining finished inventory and other duplication equipment of the Company. The total amount due upon default under the Security Agreement is $319,142.33.


Promissory Notes

     During the first three (3) quarters of 2005, certain officers and Directors loaned to the Company a total of $67,594.20 to be repaid out of revenues or advances made pursuant to our Standby Equity Distribution Agreement with Cornell Capital Partners, LP. As of October 1, 2005, these loans are in default.

     On September 1, 2005 the Company issued a promissory note in the amount of Nine Thousand Dollars ($9,000) to Demand Printing Solutions. As of October 1, 2005 this note is in default.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 17, 2005          AMERICANA PUBLISHING, INC.


                                    By:    /s/ George Lovato
                                       -------------------------------
                                    Name:      George Lovato
                                    Title:     Chief Executive Officer